UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 26, 2024
AUGMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40890	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Sutter Street, Suite 1300, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 669-4885
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Entry into Second Amendment to Loan and Security Agreement

On June 26, 2024 (the “Effective Date”), Augmedix, Inc., a Delaware corporation (the “Company”) and Augmedix Operating Corporation, a Delaware corporation (“OpCo”), each entered into that certain Second Amendment to Loan and Security Agreement (the “Amendment”) by and among the Company and OpCo as borrowers (individually and collectively, “Borrower”) and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Lender”) which amends certain provisions of the Loan and Security Agreement by and among Borrower and Lender dated as of May 4, 2022 as amended by the First Amendment to Loan and Security Agreement dated as of June 13, 2023 (“Existing LSA”).

The Amendment provides for, among other things:

Term Loan Facility:

Under the Existing LSA, the term loan facility’s stated maturity date is June 1, 2025, provided that, if Borrower achieves certain performance and equity milestones, the term loan facility maturity date will automatically be extended to December 1, 2025. The Amendment extends the term loan facility’s stated maturity date to December 1, 2026.

Under the Existing LSA, the term loan facility is interest only until July 1, 2023, provided that if Borrower achieves certain performance and equity milestones, the amortization date automatically extends to January 1, 2024. The Amendment extends the interest only period applicable to the term loan facility until January 1, 2025 and provides that the interest only period may be extended by Lender in its sole and absolute discretion to July 1, 2025.

Revolving Credit Facility:

Under the Existing LSA, the stated maturity date for the revolving credit facility is November 4, 2024. The Amendment provides that the maturity date for the revolving credit facility may be extended by the Lender in its sole and absolute discretion to November 4, 2025.

The Amendment requires the Borrower to maintain $5,000,000 in a cash collateral account maintained with the Lender and pledged in favor of the Lender.

In connection with the Existing LSA, the Company issued to Lender a warrant to purchase up to 190,330 shares of the Company’s common stock, at an exercise price of $3.01 per share (the “Existing Warrant”). In connection with the Amendment, the Lender required the Company to amend the Existing Warrant, to, among other things, reduce the exercise price under the Existing Warrant to $1.09 per share, pursuant to the First Amendment to Warrant to Purchase Stock (the “Warrant Amendment”).

The foregoing summaries of the Amendment and the Warrant Amendment are not complete and are qualified in their entirety by reference to the full text of the form of the Amendment and the Warrant Amendment attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	First Amendment to Warrant to Purchase Stock
10.1	Second Amendment to Loan and Security Agreement
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: June 26, 2024	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer
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